Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 138 to File No. 811-01136 and File No. 002-19458) of Guggenheim Funds Trust (formerly Security Equity Fund) of our reports dated November 27, 2013 on the financial statements and financial highlights of Guggenheim StylePlus Large Core Fund, Mid Cap Value Fund, Mid Cap Value Institutional Fund, Small Cap Value Fund, World Equity Income Fund and Enhanced World Equity Fund (each a series of Security Equity Fund), Large Cap Value Fund (previously a series of Security Large Cap Value Fund), Guggenheim StylePlus Mid Growth Fund (previously a series of Security Mid Cap Growth Fund), and Floating Rate Strategies Fund, High Yield Fund, Macro Opportunities Fund, Municipal Income Fund, Total Return Bond Fund, and Investment Grade Bond Fund (previously series of Security Income Fund), included in the September 30, 2013 Annual Reports to shareholders.

/S/ ERNST & YOUNG LLP

McLean, Virginia

January 27, 2014